Exhibit 99.1

eLandia Enters into Definitive Agreement to Acquire CTT Corporation and Affiliates

Acquisition will create largest regionally integrated provider of IT training in Latin America

CORAL GABLES, FLORIDA, OCTOBER 16, 2008: eLandia (OTC BB: ELAN.OB), a leading technology enabler of emerging markets, today announced that it has entered into a definitive agreement to acquire CTT Corporation (“CTT”), a pioneer in providing talent development and technical certifications for industry leaders, including Cisco, Microsoft and Google, throughout Latin America. eLandia has committed additional funds following the closing of the transaction to expand CTT’s footprint both organically and through acquisitions into additional locations in Latin America in order to capture the growing demand for Education Services throughout the region. Specific financial terms of the agreement were not disclosed.

“This acquisition is a key part of our strategic plan to provide differentiated technology solutions that enable emerging market transformation,” said Pete Pizarro, Chairman and CEO of eLandia. “With the addition of CTT’s educational services, eLandia will fulfill a central piece of its strategy to offer Information and Communications Technology (ICT) services, and talent development services to partners, channels and end users.”

CTT provides a comprehensive delivery platform to support talent development and transformation with a direct or indirect presence in more than 11 countries throughout Latin America. In addition to enriching its business via the CTT platform and intellectual capital, eLandia plans to leverage CTT’s knowledge, learning solutions, suite of proprietary curriculum and certification courses to provide enhanced services to its enterprise customers.

Hermann Gomez, President of CTT, will continue as the President and General Manager of CTT. “As an eLandia company, CTT will have access to an array of resources to further differentiate its market position as the largest Cisco training and education center in Latin America,” said Gomez. “We will also have the unique opportunity to participate in the country transformations taking place today throughout the region. Our organization will play a vital role in building the new technology workforce that will be required to support the ICT infrastructure of the future.”

“With our combined resources we are now better prepared to educate the next generation of knowledge professionals who will contribute to the transformation of countries as well as strengthen eLandia’s value in the market,” added Pizarro. “In addition to our in-country presence, eLandia will also provide specialized on-line training tools and capabilities that will support a broader reach for our Educational Services.”

About eLandia

With over 3,000 business customers and a presence in 18 countries, eLandia and its family of companies deliver an array of information and communications technology (ICT) services to emerging markets experiencing rapid development, predominantly focusing on Latin America, the Caribbean and the South Pacific. eLandia assists its customers to implement world-class integrated infrastructure solutions and cutting-edge networking technologies, and to build highly-qualified local workforces to enable their businesses to transform and integrate into the global economy.

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Contact

Javier Rodriguez

SVP, Communications & Marketing

305.415.8833

jrodriguez@elandiagroup.com

This press release and other statements to be made by the Company contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including but not limited to statements relating to projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies, and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry, or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” expect,” anticipate,” project,” and conditional verbs such as “may,” “could,” and “would,” and other similar expressions. Such forward-looking statements reflect management’s current expectations, beliefs, estimates, and projections regarding the Company, its industry and future events, and are based upon certain assumptions made by management. These forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and other factors (many of which are outside the control of the Company) that could cause actual results to differ materially from those anticipated.